Exhibit 99.1

FOR IMMEDIATE RELEASE

Verity Investor Contact:	Verity Media Contact:

Anne Marie McCauley	Derek van Bronkhorst
Verity, Inc.	Verity, Inc.
408-542-2352	650-315-7856
amccauley@verity.com	derekvb@verity.com

Verity Reports Third-Quarter Fiscal 2005 Results

Third Quarter Revenues Increase 11% Year over Year

Financial Highlights:

•	Q3 Revenues: $33.9 million

•	Q3 Operating Income/(Loss) as a % of Total Revenues: (0.0%) GAAP; 8% Non-GAAP

•	Q3 Earnings Per Share: $0.01 GAAP; $0.06 Non-GAAP

•	Q3 End of Quarter Cash and Investments Balance: $202.2 million

Strategic Highlights:

•	Acquired Dralasoft, an innovator in business process management technology

•	Formed partnership with Yahoo! and introduced Verity® Enterprise Web Search

•	Established Verity Italy to expand European capabilities

•	Honored by Basex as a ‘leader in technology’ for development of Verity® Collaborative Classifier

•	Named to ‘top 100’ lists by DM Review, EContent, KMWorld

SUNNYVALE, Calif. – Mar. 24, 2005 – Verity Inc. (NASDAQ: VRTY), a leading provider of enterprise software that enables organizations to maximize the return on their intellectual capital investment, today reported its financial results for the third quarter fiscal 2005 ended February 28, 2005.

Revenues for the third quarter of fiscal 2005 were $33.9 million, a year over year increase of 11 percent compared to $30.5 million reported in the third quarter of fiscal 2004 and a decrease of 10 percent compared to $37.6 million reported in the second quarter of fiscal 2005.

GAAP results:

For the third quarter, operating loss was $0.1 million or 0.0 percent of total revenue compared to operating income of $7.4 million or 24 percent of total revenue for the third quarter of fiscal 2004.

For the third quarter, net income was $0.6 million, or $0.01 per fully diluted share compared to net income of $4.8 million, or $0.12 per fully diluted share for the third quarter of fiscal 2004. The third quarter GAAP effective tax rate was 35 percent and included a research and development investment tax credit of $304,000 received from the Canadian Revenue Agency for Fiscal Years 2003 and 2004.

Non-GAAP results:

For the third quarter, non-GAAP operating income was $2.8 million or 8 percent of total revenue compared to non-GAAP operating income of $8.0 million or 26 percent of total revenue for the third quarter of fiscal 2004.

For the third quarter, non-GAAP net income was $2.3 million, or $0.06 per fully diluted share compared to non-GAAP net income of $5.1 million, or $0.13 per fully diluted share for the third quarter of fiscal 2004. The third quarter non-GAAP results and related reconciliation, as set forth in the financial tables at the end of this release, exclude the amortization of acquired intangible assets, in process R&D related to the Dralasoft acquisition and Canadian investment tax credits. See “Use of GAAP and Non-GAAP Results” below.

“We are disappointed with our third quarter financial results. As stated in our preliminary earnings announcement, a number of opportunities did not close at the end of the quarter as anticipated,” said Anthony J. Bettencourt, president and chief executive officer. “We remain committed to running a solid and profitable business and strengthening our market position.”

At the end of the third quarter on February 28, Verity’s strong balance sheet included cash and cash equivalents, short-term investments, and long-term investments totaling $202.2 million. Days sales outstanding for the quarter were 82 days.

During the third quarter, Verity repurchased approximately 654,000 shares of its common stock at an average price of $12.15 per share, for a total investment of approximately $7.9 million. For the first nine months of fiscal year 2005, Verity has repurchased approximately 1.9 million shares of its common stock at an average price of $12.60 for an investment of $23.8 million of the $50 million Board approved Fiscal 2005 stock buyback program.

Strategic Acquisitions

During the third quarter, Verity announced and completed the acquisition of Dralasoft. Net cash paid during the quarter was $8.3 million for the transaction. During the first partial quarter of operations this acquisition was accretive, one full quarter ahead of management’s expectations.

Customer Activity

During the third quarter, Verity recorded customer sales transactions with a wide range of leading companies in the consumer products, defense, financial services, government, healthcare, high-technology, manufacturing, professional services, publishing and media, and telecommunications industries. Customer wins included Air Force Portal, Applied Biosystems, Bayer AG, BHP Billiton, Caremark RX, Coles Myer, Drug Enforcement Agency, Fujitsu Services, Janes Information Group, Raytheon and Sun Life Financial. The company also extended its position in the OEM market for enterprise search, categorization and recommendation as well as importing, filtering and viewing software technology through new or extended agreements with existing customers, including IBM NICA and Quest Software.

Business Outlook

The following financial outlook is provided based on information as of March 24, 2005.

Management’s projections for the fourth fiscal quarter ending May 31, 2005 are:

•	Total revenues are expected to be in the range of $34 million to $36 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.00 to $0.03

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.03 to $0.06

•	Per-share calculations are based on projections of 38.4 million fully diluted shares

Fourth quarter non-GAAP guidance is adjusted from GAAP guidance by excluding amortization of acquired intangible assets of approximately $2.0 million associated with previous acquisitions, which after adjusting for the tax effects of these exclusions using an effective tax rate of 38.5 percent, results in approximately $0.03 per share based on the projected fully diluted shares.

Management’s projections for the full fiscal year ending May 31, 2005 are:

•	Total revenues are expected to be in the range of $140 million to $142 million

•	GAAP earnings per fully diluted share are expected to be in the range of $0.19 to $ 0.22

•	Non-GAAP earnings per fully diluted share are expected to be in the range of $0.31 to $0.34

•	Per-share calculations are based on projections of 38.4 million fully diluted shares

Fiscal 2005 non-GAAP guidance is adjusted from GAAP guidance by excluding amortization of acquired intangible assets of approximately $7.3 million, restructuring charges of $377,000 associated with the closing of the Cardiff UK facility and the consolidation of Verity’s San Diego facility, Canadian investment tax credit of $912,000, and approximately $950,000 for In Process R&D associated with the acquisition of Dralasoft, which, after adjusting for the tax effects of these exclusions using an effective tax rate of 38.5 percent, results in $0.12 per share based on the projected fully diluted shares.

Use of GAAP and Non-GAAP Results

Although GAAP disclosure provides investors and management with an overall view of Verity’s financial performance, Verity believes that it is important for investors to also understand the performance of its ongoing operational business. Consequently, the non-GAAP results exclude charges and benefits management believes are not reflective of Verity’s ongoing operational business, namely, charges for the amortization of acquired intangible assets, in-process R&D write-off, restructuring charges and the Canadian investment tax credit, as set forth in the financial tables at the end of this news release. Management uses the non-GAAP results to assess the financial performance of Verity’s ongoing operational business.

Management Conference Call

All investors are cordially invited to join Verity’s quarterly conference call on Thursday, March 24, 2005, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Key members of the management team will review third quarter fiscal 2005 results and discuss the current business outlook.

Interested investors should dial the numbers listed below five (5) minutes prior to the scheduled start time and ask for the Verity Quarterly Earnings Conference Call. Alternatively, investors may access the webcast of the call at the corporate Web site.

Dial-in Numbers:	United States & Canada: 1-800-553-5260
International: 612-332-0636

Webcast Link:	http://www.verity.com/webcast

A replay of the call will be available through May 2005 at 1-800-475-6701 (United States and Canada) or 320-365-3844 (International) using access code 774779, as well as on the Verity Web site at http://www.verity.com/webcast until the next earnings call.

About Verity

Headquartered in Sunnyvale, California, Verity provides software that enables organizations to maximize the return on their intellectual capital investment. The company’s intellectual capital management (ICM) solutions provide integrated search, classification, recommendation, monitoring and analytics across the real-time flow of enterprise information, along with self-service Q & A. In addition, Verity’s business process management and content capture solutions activate information and accelerate its flow from person to person and between systems. Verity technology also serves as a core component of more than 260 applications from leading independent software vendors.

Around the world, more than 11,500 organizations of all sizes and types rely on Verity to manage their intellectual capital. In the private sector, these include ABB, AT&T, AXA, Bristol-Myers Squibb, Capgemini, CapitalOne, Cisco, Deloitte Consulting, Edgar Online, Ford, GMAC, Hewlett-Packard, Kaiser Permanente, KPMG, Mayo Foundation, PricewaterhouseCoopers, SAP, UBS and Verizon. In the public sector, customers come from all levels and branches of government including the U.S. General Services Administration, the U.S. Air Force and Army, the U.S. Department of Defense, including the armed forces units, and the U.S. Departments of Energy and Justice. Independent software vendors that integrate Verity include EMC Documentum, FileNet, Lotus, Oracle, Stellent and Tibco.

To access Verity’s investor relations Web site, visit http://investor.verity.com.

Forward-Looking Statements

The statements in this news release under the heading “Business Outlook” are forward-looking statements. These forward-looking statements are expectations and beliefs based on assumptions that may or may not prove to be accurate, and actual financial results could differ materially as a result of many factors. These include: future demand for Verity’s products may not be as strong as Verity predicts; many of Verity’s product orders are large, and a delay in closing a large sale during any quarter could materially reduce Verity’s revenues for that period; transactions accounting for a disproportionate percentage of Verity’s quarterly revenues are frequently closed in the last few weeks or days of a quarter and, accordingly, even a slight delay in the closing of some of these transactions could materially reduce Verity’s revenues for that period; Verity incurs expenses based upon anticipated revenues and, consequently, if the revenues are less than anticipated, Verity will have lower gross margins and operating results; if competitors develop new products that compete favorably against Verity’s products, sales of Verity’s products will be less than projected; a portion of Verity’s sales are in the international market, which exposes Verity to currency fluctuation and other risks; and the effect of any of the foregoing factors may cause Verity to change its business plan. These and other risks relating to Verity and its business and products are set forth under the caption “Risks Relating to Our Operations” in Item 2 of Part I of Verity’s latest Form 10-Q, filed with the Securities and Exchange Commission on January 7, 2005.

# # #

Verity and the Verity logo are registered trademarks or trademarks of Verity, Inc.

All other trademarks are the property of their respective owners.

World Wide Web site http://www.verity.com

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

THIRD QUARTER FISCAL 2005 VS. THIRD QUARTER FISCAL 2004

	Quarter Ended February 28, 2005			Quarter Ended February 29, 2004
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$18,759		$18,759	$17,795		$17,795
Service and other	15,177		15,177	12,746		12,746

Total revenues	33,936		33,936	30,541		30,541

Costs of revenues:
Software products	682		682	368		368
Service and other	5,048		5,048	3,260		3,260
Amortization of purchased intangible assets	1,936	(1,936)	—	645	(645)	—

Total costs of revenues	7,666		5,730	4,273		3,628

Gross profit	26,270		28,206	26,268		26,913

Operating expenses:
Research and development	6,020		6,020	4,346		4,346
Marketing and sales	14,919		14,919	12,109		12,109
General and administrative	4,475		4,475	2,451		2,451
In-process research and development	950	(950)	—	—		—
Restructuring charges	—		—	—		—

Total operating expenses	26,364		25,414	18,906		18,906

Income from operations	(94)		2,792	7,362		8,007

Other income, net	953		953	564		564

Income before provision for income taxes	859		3,745	7,926		8,571

Provision for income taxes	304	1,138	1,442	3,170	258	3,428

Net income	$555		$2,303	$4,756		$5,143

Net income per share — basic	$0.01		$0.06	$0.13		$0.14

Net income per share — diluted	$0.01		$0.06	$0.12		$0.13

Number of shares — basic	37,443		37,443	37,942		37,942

Number of shares — diluted	38,365		38,365	40,568		40,568

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

YEAR-TO-DATE

	Nine Months Ended February 28, 2005			Nine Months Ended February 29, 2004
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$60,554		$60,554	$48,199		$48,199
Service and other	45,640		45,640	37,843		37,843

Total revenues	106,194		106,194	86,042		86,042

Costs of revenues:
Software products	2,266		2,266	1,135		1,135
Service and other	15,097		15,097	9,936		9,936
Amortization of purchased intangible assets	5,315	(5,315)	—	1,935	(1,935)	—

Total costs of revenues	22,678		17,363	13,006		11,071

Gross profit	83,516		88,831	73,036		74,971

Operating expenses:
Research and development	17,560		17,560	14,581		14,581
Marketing and sales	44,854		44,854	35,928		35,928
General and administrative	12,321		12,321	8,051		8,051
In-process research and development	950	(950)	—	—		—
Restructuring charges	377	(377)	—	972	(972)	—

Total operating expenses	76,062		74,735	59,532		58,560

Income from operations	7,454		14,096	13,504		16,411

Other income, net	3,595		3,595	3,520		3,520

Income before provision for income taxes	11,049		17,691	17,024		19,931

Provision for income taxes	3,619	3,192	6,811	6,810	1,163	7,973

Net income	$7,430		$10,880	$10,214		$11,958

Net income per share — basic	$0.20		$0.29	$0.27		$0.32

Net income per share — diluted	$0.19		$0.28	$0.26		$0.30

Number of shares — basic	37,381		37,381	37,675		37,675

Number of shares — diluted	38,391		38,391	39,902		39,902

VERITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	February 28, 2005	May 31, 2004
	(unaudited)	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$40,502	$38,995
Short-term investments	85,976	78,506
Trade accounts receivable, net of allowance for doubtful accounts of $1,477 and $2,131	30,890	31,807
Deferred tax assets	2,697	2,482
Prepaid and other current assets	4,693	3,197

Total current assets	164,758	154,987

Property and equipment, net	6,634	4,272
Long-term investments	75,715	84,248
Deferred tax assets	14,053	17,884
Intangible assets, net	24,458	24,854
Goodwill	59,658	55,824
Other assets	2,799	2,012

Total assets	$348,075	$344,081

LIABILITIES

Current liabilities:
Accounts payable	$2,782	$2,855
Accrued compensation	11,056	10,086
Income tax payable	5,536	4,214
Deferred purchase payment	570	3,066
Other accrued liabilities	7,116	5,043
Deferred revenue	22,827	21,421

Total current liabilities	49,887	46,685

Other non-current liabilities:
Deferred purchase payment	—	570

Total liabilities	49,887	47,255

STOCKHOLDERS’ EQUITY

Common stock	37	37
Additional paid-in capital	253,066	259,245
Accumulated other comprehensive income	2,372	2,249
Deferred stock compensation	(74)	(88)
Retained earnings	42,787	35,383

Total stockholders’ equity	298,188	296,826

Total liabilities and stockholders’ equity	$348,075	$344,081

VERITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

MOST RECENT VS. PRIOR QUARTER

	Quarter Ended February 28, 2005			Quarter Ended November 30, 2004
	(unaudited)			(unaudited)
	GAAP	adj	non-GAAP	GAAP	adj	non-GAAP
Revenues:
Software products	$18,759		$18,759	$22,103		$22,103
Service and other	15,177		15,177	15,533		15,533

Total revenues	$33,936		$33,936	$37,636		$37,636

Costs of revenues:
Software products	682		682	851		851
Service and other	5,048		5,048	5,075		5,075
Amortization of purchased intangible assets	1,936	(1,936)	—	1,690	(1,690)	—

Total costs of revenues	7,666		5,730	7,616		5,926

Gross profit	26,270		28,206	30,020		31,710

Total operating expenses	26,364	(950)	25,414	25,608	(279)	25,329

Income from operations	(94)		2,792	4,412		6,381

Other income, net	953		953	1,591		1,591

Income before provision for income taxes	859		3,745	6,003		7,972

Provision for income taxes	304	1,138	1,442	1,640	1,339	2,979

Net income	$555		$2,303	$4,363		$4,993

Net income per share — basic	$0.01		$0.06	$0.12		$0.13

Net income per share — diluted	$0.01		$0.06	$0.11		$0.13

Number of shares — basic	37,443		37,443	37,517		37,517

Number of shares — diluted	38,365		38,365	38,684		38,684